VANASCO GENELLY & MILLER
A Partnership of Professional Corporations

33 North LaSalle Street
Suite 2200
Chicago, Illinois 60602
312.786.5100
Facsimile 312.786.5111

      August 21, 2007

CTI Industries Corporation
22160 N. Pepper Road
Barrington, Illinois 60010

Re:	Registration of Securities of CTI Industries Corporation

Ladies and Gentlemen:

We have acted as counsel for CTI Industries Corporation, an Illinois corporation (the “Company”), in connection with the Registration Statement on Form S-8, as amended (“Registration Statement”) in connection with the registration under the Securities Act of 1933 of up to 150,000 shares of its common stock, no par value (“Securities”).

In connection with this letter, we have examined a copy of the Registration Statement, the Company’s Articles of Incorporation, as amended to the date hereof, the Company’s by-laws as amended to the date hereof, certain resolutions of the Company’s board of directors relating to the Registration Statement and such other documents as we have deemed appropriate. We have also relied on representations of officers of the Company.

Based upon the foregoing, we are of the opinion that these Securities have been duly authorized by all necessary corporate action on the part of the Company, that the Company Securities, upon issuance and sale by the Company in the manner and for the consideration as contemplated in the Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

This opinion letter (i) is rendered in connection with the registration of securities under the Registration Statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission and may not be relied upon for any other purpose without our prior written consent, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or any new developments which might affect any opinions or statements set forth herein, and (iii) is limited to the matters stated herein and no opinions my be inferred or implied beyond the matters expressly stated herein.

Very truly yours,

VANASCO GENELLY & MILLER
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